UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2015

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The Chief Executive Officer, Chief Financial Officer, Joint Chief Operating Officers, and the Chairman of the Board of Enstar Group Limited (the “Company”) are scheduled to give a presentation at a meeting of investors that is expected to begin at approximately 12:30 p.m. today in New York City. The meeting will be webcast via the Events & Presentations section of the Company’s Investor Relations webpage at http://www.enstargroup.com/events.cfm and a replay will remain available until August 10, 2015. A copy of the presentation slides is available on the same webpage. Those who wish to listen to the live meeting should use the webcast or dial (866) 581-1140 (from outside the U.S. dial: +1 (281) 542-4849) and use participant code 62935982.

* * *

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar may be found under the heading “Risk Factors” in Enstar’s Form 10-K for the year ended December 31, 2014, and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED

Date: June 10, 2015	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

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